 Exhibit 32.2

  Sigmarenopro, Inc.

Certification Pursuant to 18 U.S.C. § 1350

Section 906 Certifications

In connection with the Quarterly Report of Sigmarenopro, Inc., (the “Company”) on Form 10-Q for the three months ending September 30, 2020 (the “Report”) I, the Chief Financial Officer of the Company certify, pursuant to 18 USC Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of my knowledge and belief:

(1)       The Report fully complies with the requirements of Section 13(a) or 15(d)

of the Securities Exchange Act of 1934; and

(2)       The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This Certification is signed on February 05, 2021.

Sigmarenopro, Inc.

By: /s/ Omar Aamar
Omar Aamar,
Chief Financial Officer, (principal executive officer, principal accounting officer and principal financial officer)

A signed original of this written statement required by Section 906 has been provided to Sigmarenopro, Inc. and will be retained by Sigmarenopro, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.